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                                                                     Exhibit 3.2

                           CERTIFICATE OF FORMATION

                                      OF

                           DYNEGY DANSKAMMER, L.L.C.

     1. The name of the limited liability company is Dynegy Danskammer, L.L.C.

     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Dynegy Danskammer, L.L.C. this l4/th/ day of September, 2000.

                                                  Dynegy Danskammer, L.L.C,



                                                  By: /s/ Lisa Q. Metts
                                                     -------------------------
                                                     Lisa Q. Metts
                                                     Organizer